As filed with the Commission on May 30, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

Post Effective Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Commission File No. 333-227194

United Express Inc.

(Exact name of registrant as specified in its charter)

Nevada	5313	82-1965608
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. I.D)

4345 West Post Road, Las Vegas, Nevada 89118

949-350-0123

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrei Stoukan

4345 West Post Road, Las Vegas, Nevada 89118

unitedexpress1@usa.com

(Name, address, including zip code, and telephone number, including area code, and email address of agent for service)

Copy to:

Jackson L. Morris, Esq.

3116 W. North A Street

Tampa, Florida 33609

Telephone: 813-892-5969

Email: jackson.morris@rule144solution.com

Purpose of Post Effective Amendment

This post effective amendment to the registration statement is filed for the sole purpose of including as Exhibit 5.2 hereto the opinion of Jackson L. Morris, Attorney at Law, with offices in Tampa, Florida, with respect to the legality of the securities covered by and to be offered and sold pursuant to the registration statement.

EXHIBITS INDEX

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
5.2	Opinion of Jackson L. Morris, Esq. with respect to legality of securities to be offered and sold pursuant to the registration statement
23.2	Consent of Counsel, included in Exhibit 5.2

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Hallandale Beach, Florida, on May 30, 2019.

United Express, Inc

By:	/s/ Andrei Stoukan
Andrei Stoukan
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: May 30, 2019	/s/ Andrei Stoukan
Andrei Stoukan
Principal Executive Officer, Principal Accounting and Financial Officer and Director

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